EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Brighid de Garay
UbiquiTel Inc.
(610) 832-3311 or (610) 453-7495

UBIQUITEL REPORTS FIRST QUARTER 2006 RESULTS

CONSHOHOCKEN, Pa. – May 10, 2006  – UbiquiTel Inc. (Nasdaq: UPCS), a PCS Affiliate of Sprint Nextel (NYSE: S), today reported financial and operating results for the quarter ended March 31, 2006.

Highlights for the 1st Quarter 2006:

•                  The company added approximately 3,800 net subscribers during the first quarter 2006 bringing total subscribers, excluding reseller subscribers, to approximately 451,700. Churn was 2.8% in the first quarter 2006 compared to 2.6% in the first quarter 2005.

•                  Service revenues grew 9% to $105.2 million from the same period a year ago.

•                  Net income for the first quarter 2006 was $6.4 million, or $0.06 per diluted share, compared to $2.5 million, or $0.02 per diluted share, in the first quarter 2005. In the first quarter 2006, the company incurred $2.8 million of expense associated with litigation against Sprint Nextel. Excluding the litigation expense, net income in the first quarter 2006 was $8.1 million, or $0.08 per diluted share.

•                  Adjusted EBITDA for the first quarter 2006 grew 30% to $32.1 million from the same period a year ago. Excluding Sprint Nextel litigation expense, Adjusted EBITDA grew 42% from the same period a year ago.

Total revenues were $109.4 million for the first quarter 2006, comprised of $74.6 million of subscriber revenues, $30.6 million of roaming and wholesale revenues and $4.2 million of equipment revenues. Operating income was $20.0 million for the quarter, representing a 54% increase from the first quarter 2005.

On April 20, 2006, the company and Sprint Nextel Corporation (“Sprint Nextel”) announced an agreement for Sprint Nextel to acquire the company for approximately $1.3 billion, including the assumption of approximately $300 million of net debt. Under the terms of the agreement, Sprint Nextel will acquire all of the company’s outstanding common shares for $10.35 per share in an all-cash merger. The merger is subject to the approval of the company’s shareholders and customary regulatory approvals, and is expected to be completed in the second quarter of 2006. As part of the agreement, the company and Sprint Nextel have agreed to stay the litigation pending in the Delaware Court of Chancery and to dismiss the litigation with prejudice upon the closing of the merger.

About UbiquiTel Inc.

UbiquiTel is the exclusive provider of Sprint digital wireless mobility communications network products and services under the Sprint brand name to midsize markets in the Western and Midwestern United States that include a population of approximately 10.8 million residents and cover portions of California, Nevada, Washington, Idaho, Wyoming, Utah, Indiana, Kentucky and Tennessee.

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SUMMARY OF QUARTERLY OPERATING AND FINANCIAL METRICS:

	Q1 2006		Q4 2005		Q1 2005

Net additions	3,800		13,600		14,400
Churn	2.8%		2.7%		2.6%
Ending subscribers	451,700		447,900		412,900
Penetration-Covered POPs	5.4%		5.4%		5.0%
Covered POPs	8.3 million		8.3 million		8.3 million
Reseller subscribers	150,600		145,000		112,200
ARPU	$55		$55		$55
CPGA	$427		$445		$497
CCPU	$41	(1)	$42	(2)	$40
Adjusted EBITDA	$32.1 million	(1)	$26.8 million	(2)	$24.6 million
Capital expenditures	$4.0 million		$5.5 million		$10.0 million
Free cash flow	$4.6 million		$24.2 million		$(7.9 million )
Minutes of use per subscriber	973		987		941
System minutes	1,535 million		1,530 million		1,378 million
Reseller minutes	107 million		94 million		91 million
Roaming minutes-Inbound	311 million		328 million		314 million
Roaming minutes-Outbound	194 million		196 million		172 million
Roaming inbound to outbound ratio	1.6 to 1		1.7 to 1		1.8 to 1

(1)  Includes approximately $2 per user, or $2.8 million, of expense associated with litigation against Sprint Nextel.

(2)  Includes approximately $2 per user, or $2.6 million, of expense associated with litigation against Sprint Nextel.

Financial Measures and Definitions of Terms Used

UbiquiTel provides certain financial measures that are calculated in accordance with accounting principles generally accepted in the United States (GAAP) and adjustments to GAAP (non-GAAP) to assess the company’s financial performance. In addition, the company uses certain non-financial terms, such as churn, which are metrics used in the wireless communications industry and are not measures of financial performance under GAAP. The non-GAAP financial measures reflect industry measures of liquidity, profitability or performance and the non-financial metrics reflect industry conventions, both of which are commonly used by the investment community for comparability purposes. The reconciliation of the non-GAAP financial measures with comparable measures under GAAP are included in an attachment to this release. Because the company does not predict special items that might occur in the future, and our forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, the company does not provide reconciliations to GAAP of its forward-looking financial measures. The non-financial metrics and non-GAAP financial measures used in this release include the following:

Churn is the monthly rate of customer turnover expressed as the percentage of customers of the beginning customer base that both voluntarily and involuntarily discontinued service during the period. Churn is computed by dividing the number of customers that discontinued service during the month, net of 30 day returns, by the beginning customer base for the period.

ARPU is average revenue per user and summarizes the average monthly service revenue per customer, excluding roaming and wholesale revenues. ARPU is computed by dividing subscriber revenues by the average subscribers for the period. The company believes ARPU is a useful measure to assist in evaluating the company’s past and forecasting its future subscriber revenues. In addition, it provides a gauge to compare the company’s subscriber revenues to that of other wireless communications providers, although other wireless communications providers may include or exclude certain items from their calculations which may make the comparison less meaningful.

CPGA is cost per gross addition and summarizes the average cost to acquire new customers during the period. CPGA is computed by adding the statement of operations components of selling and marketing and the cost of products sold, and reducing that amount by the equipment revenue recorded and share-based payment expense. The net result of these components is then divided by the gross customers acquired during the period. The company believes CPGA is a useful measure used to compare the company’s average cost to acquire a new subscriber to that of other wireless communications providers, although other wireless communications providers may include or exclude certain items from their calculations which may make the comparison less meaningful. The inclusion of cost of products sold net of the equipment revenues earned is critical to the company’s understanding of the costs to the company of acquiring a new customer.

CCPU is cash cost per user and summarizes the average monthly cash costs to provide digital wireless mobility communications services per customer. CCPU is computed by dividing the sum of cost of service and operations and general and administrative expenses, less share-based payment expense, by the average subscribers for the period. The company’s calculation of CCPU excludes depreciation, amortization and accretion expenses. The company believes CCPU is a useful measure used to compare the company’s cash cost of operations per customer to that of other wireless communications providers, although other wireless communications providers may include or exclude certain items from their calculations which may make the comparison less meaningful.

Adjusted EBITDA represents net income before income tax expense, interest expense, interest income, depreciation, amortization and accretion and share-based payment expense. The company believes Adjusted EBITDA is an important operating measure for comparability to other wireless companies and it is not intended to represent the results of the company’s operations in accordance with GAAP. Adjusted EBITDA should not be considered as a substitute for net income, income from operations, net cash provided by operating activities or any other operating or liquidity measure prepared in accordance with GAAP. Additionally, the company’s Adjusted EBITDA computation may not be comparable to other similarly titled measures of other companies.

Free cash flow summarizes the cash flow from operating activities and capital expenditures and is computed by adding net cash provided by operating activities and capital expenditures. The company believes free cash flow is an important measure of liquidity to meet the company’s debt service requirements.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

Statements contained in this news release that are forward-looking statements are subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe-harbor” provisions of the private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in UbiquiTel’s forward-looking statements, including the following factors: UbiquiTel’s dependence on its affiliation with Sprint; the impact of the Sprint-Nextel merger on UbiquiTel’s affiliation with Sprint as well as Sprint’s competitiveness in the wireless industry; the outcome of UbiquiTel’s, and any other PCS affiliate of Sprint’s, litigation with Sprint concerning the Sprint-Nextel merger; changes in Sprint’s affiliation strategy as a result of the Sprint-Nextel merger or any other merger involving Sprint Nextel; UbiquiTel’s ability to satisfy the conditions to closing the pending merger with Sprint Nextel (including shareholder approval) and the costs and consequences of not closing the merger; the effect of the pending merger with Sprint Nextel on UbiquiTel’s business and its relationships with subscribers, employees and suppliers; the competitiveness of and changes in Sprint’s pricing plans, products and services; increased competition in UbiquiTel’s markets; rates of penetration in the wireless communications industry; the potential to experience a high rate of customer turnover; customer quality; potential declines in roaming and wholesale revenue; UbiquiTel’s reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; the ability of Sprint to provide back office, customer care and other services; UbiquiTel’s debt level; adequacy of bad debt and other reserves; UbiquiTel’s ability to manage anticipated growth and rapid expansion; changes in population; changes or advances in technology; effects of mergers and consolidations within the wireless communications industry and unexpected announcements or developments from others in the wireless communications industry; and general market and economic conditions. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from UbiquiTel’s forward-looking statements are included in UbiquiTel’s filings with the Securities and Exchange Commission (“SEC”), specifically in the “Business-Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as amended, and in subsequent filings with the SEC. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, the company does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

-Financial Tables Follow-

UbiquiTel Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data)

	March 31, 2006	December 31, 2005

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$126,535	$121,127
Accounts receivable, net of allowance for doubtful accounts of $3,354 and $3,435 at March 31, 2006 and December 31, 2005, respectively	25,360	30,082
Inventory	3,028	4,777
Prepaid expenses and other assets	16,435	17,411
Deferred income taxes	20,325	20,290
Total current assets	191,683	193,687
PROPERTY AND EQUIPMENT, NET	238,071	244,163
CONSTRUCTION IN PROGRESS	3,458	2,169
DEFERRED FINANCING COSTS, NET	8,740	9,184
GOODWILL	38,138	38,138
INTANGIBLES, NET	59,185	60,261
DEFERRED INCOME TAXES	8,973	13,038
OTHER LONG-TERM ASSETS	2,174	2,223
Total assets	$550,422	$562,863
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$244	$240
Accounts payable	3,824	11,062
Accrued expenses	17,926	18,230
Accrued compensation and benefits	2,233	4,770
Interest payable	3,456	13,825
Taxes payable	3,326	2,677
Deferred revenue	12,473	12,455
Other	3,252	3,165
Total current liabilities	46,734	66,424

LONG-TERM LIABILITIES, EXCLUDING CURRENT MATURITIES	423,381	423,475
OTHER LONG-TERM LIABILITIES	11,136	11,357
Total long-term liabilities	434,517	434,832
Total liabilities	481,251	501,256
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.001; 10,000 shares authorized; 0 shares issued and outstanding at March 31, 2006 and December 31, 2005	—	—
Common stock, par value $0.0005; 240,000 shares authorized; 94,440 and 94,209 shares issued and outstanding at March 31, 2006 and December 31, 2005, respectively	47	47
Additional paid-in-capital	313,501	312,305
Accumulated deficit	(244,377)	(250,745)
Total stockholders’ equity	69,171	61,607
Total liabilities and stockholders’ equity	$550,422	$562,863

UbiquiTel Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2006	2005

REVENUES:
Subscriber revenues	$74,647	$66,892
Roaming and wholesale revenues	30,553	29,606
Service revenues	105,200	96,498
Equipment revenues	4,226	3,433
Total revenues	109,426	99,931

COSTS AND EXPENSES:
Cost of service and operations (exclusive of depreciation as shown separately below)	48,134	44,006
Cost of products sold	7,501	10,385
Selling and marketing	14,527	15,926
General and administrative	7,501	4,988
Non-cash compensation	—	(521)
Depreciation, amortization and accretion	11,777	12,157
Total costs and expenses	89,440	86,941

OPERATING INCOME	19,986	12,990

INTEREST INCOME	1,552	526
INTEREST EXPENSE	(10,834)	(10,935)
INCOME BEFORE INCOME TAXES	10,704	2,581
INCOME TAX EXPENSE	(4,336)	(129)
NET INCOME	$6,368	$2,452

NET INCOME PER COMMON SHARE:
BASIC	$0.07	$0.03
DILUTED	$0.06	$0.02

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	94,280	93,103
DILUTED	99,260	98,644

UbiquiTel Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,368	$2,452
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred financing costs	444	439
Amortization of debt premium	(31)	(32)
Amortization of intangible assets	1,076	1,076
Depreciation and accretion	10,701	11,080
Share-based payment expense	373	(521)
Deferred income taxes	4,030	69
Gain on disposal of equipment	(132)	(71)
Changes in operating assets and liabilities exclusive of capital expenditures, net	(14,139)	(12,334)
Net cash provided by operating activities	8,690	2,158

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(4,046)	(10,031)
Net cash used in investing activities	(4,046)	(10,031)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	85	106
Proceeds from exercise of stock options	738	327
Repayment of other long-term debt	(59)	(54)
Net cash provided by financing activities	764	379

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	5,408	(7,494)
CASH AND CASH EQUIVALENTS, beginning of period	121,127	91,781
CASH AND CASH EQUIVALENTS, end of period	$126,535	$84,287

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$20,790	$20,847
Cash paid for income taxes	196	3

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING ACTIVITY:
Network equipment acquired but not yet paid	$1,821	$5,372

UbiquiTel Inc. and Subsidiaries

Reconciliation of Adjusted EBITDA and Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended March 31,
	2006	2005

ADJUSTED EBITDA:
Net income	$6,368,000	$2,452,000
Income tax expense	4,336,000	129,000
Interest expense	10,834,000	10,935,000
Interest income	(1,552,000)	(526,000)
Depreciation, amortization and accretion	11,777,000	12,157,000
Share-based payment expense	373,000	(521,000)
Adjusted EBITDA	32,136,000	24,626,000
Sprint Nextel litigation expense	2,839,000	—
Adjusted EBITDA excluding Sprint Nextel litigation expense	$34,975,000	$24,626,000

AVERAGE REVENUE PER USER (ARPU):
Subscriber revenues	$74,647,000	$66,892,000

Average subscribers	449,352	404,300

ARPU	$55	$55

CASH COST PER USER (CCPU):
Cost of service and operations	$48,134,000	$44,006,000
Add: General and administrative	7,501,000	4,988,000
Less: Share-based payment expense	(293,000)	—
Total cash costs	55,342,000	48,994,000
Sprint Nextel litigation expense	(2,839,000)	—
Total cash costs excluding Sprint Nextel litigation expense	$52,503,000	$48,994,000

Average subscribers	449,352	404,300

CCPU	$41	$40
Sprint Nextel litigation expense	(2)	—
CCPU excluding Sprint Nextel litigation expense	$39	$40

COST PER GROSS ADDITION (CPGA):
Selling and marketing	$14,527,000	$15,926,000
Add: Cost of products sold	7,501,000	10,385,000
Less: Equipment revenue	(4,226,000)	(3,433,000)
Less: Share-based payment expense	(80,000)	—
Total cost of gross additions	$17,722,000	$22,878,000

Gross additions	41,500	46,000

CPGA	$427	$497

FREE CASH FLOW:
Net cash provided by operating activities	$8,690,000	$2,158,000
Capital expenditures	(4,046,000)	(10,031,000)
Free cash flow	$4,644,000	$(7,873,000)